CONSENT OF INDEPENDENT AUDITOR
EXHIBIT 23.1










To the Board of Directors and Stockholders of CDKNET.Com, Inc.


We hereby consent to the incorporation by reference, in this Registration Statement on Form S-8 of CDKNet.Com, Inc. of our report dated October 3, 2003, relating the financial statements of CDKNet.Com, Inc., appearing in the Annual Report on Form 10-KSB of CDKNET.Com, Inc. as of June 30, 2003 and 2002 and for each of the years then ended.


/s/ RADIN, GLASS & CO., LLP

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Certified Public Accountants
New York, New York
May 24, 2004